Exhibit 99.1

FOR IMMEDIATE RELEASE

Lear Contacts:
Ed Lowenfeld
(248) 447-4380

Tim Brumbaugh
(248) 447-1329

Lear Increases and Extends Its Revolving Credit Facility

SOUTHFIELD, Mich., October 29, 2021 -- Lear Corporation (NYSE: LEA), a global automotive technology leader in Seating and E-Systems, today announced that it has entered into an agreement to refinance its existing credit facility. The amended and restated credit agreement extends the maturity of its revolving credit facility to October 2026 from August 2024 and increases the facility’s size to $2.0 billion from $1.75 billion. Lear initiated these financing actions to extend the maturity of its existing agreement, increase its financial flexibility and take advantage of attractive market conditions.

Lenders under the new credit agreement include JPMorgan Chase Bank, N.A., BofA Securities, Inc., Barclays Bank PLC, Citibank, N.A. and HSBC Bank USA, N.A.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, its Quarterly Report on Form 10-Q for the quarter ended April 3, 2021, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, the impact of the ongoing COVID-19 pandemic on the Company’s business and the global economy, supply chain disruptions, actual industry production volumes, commodity prices, the impact of restructuring actions and the Company's success in implementing its operating strategy.

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The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear Corporation

Lear, a global automotive technology leader in Seating and E-Systems, enables superior in-vehicle experiences for consumers around the world. Lear’s diverse team of talented employees in 38 countries is driven by a commitment to innovation, operational excellence, and sustainability. Lear is Making every drive better™ by providing the technology for safer, smarter, and more comfortable journeys. Lear, headquartered in Southfield, Michigan, serves every major automaker in the world and ranks 179 on the Fortune 500. Further information about Lear is available at lear.com or on Twitter @LearCorporation.
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